UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 14, 2010 (December 10, 2010)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

86 538 -620-2306
Registrant's Telephone Number, Including Area Code

______________________________________________________
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry Into A Material Definitive Agreement.

On December 10, 2010, China Biologic Products, Inc. (the "Company") and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (collectively, "Warburg Pincus") entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company is obligated to file a registration statement with the Securities and Exchange Commission within a pre-defined period, to register an aggregate of 3,000,000 shares of the Company’s common stock (the "Shares") transferred and sold to Warburg Pincus by Ms. Siu Ling Chan and Ms. Lin Ling Li, the Company’s directors and significant stockholders, pursuant to a stock purchase agreement dated May 30, 2010 (the "Purchase Agreement"). The closing of the Purchase Agreement, which occurred on December 10, 2010, was subject to the satisfaction of certain closing conditions, including the Company’s execution of the Registration Rights Agreement. The Registration Rights Agreement also gives Warburg Pincus certain customary piggyback registration rights.

This brief description of the terms of the Registration Rights Agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 4.1.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated December 10, 2010, between China Biologic Products, Inc., Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated December 10, 2010, between China Biologic Products, Inc., Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.